Exhibit 10.61

Silicon Valley Bank

Limited Waiver and

Amendment to Loan Documents

Borrower:	Applied Imaging Corp. Circulating Tumor Cells, Inc.

Address:	120 Baytech Drive Santa Jose, CA 95134

Date:	February 25, 2005

THIS LIMITED WAIVER AND AMENDMENT TO LOAN DOCUMENTS is entered into between Silicon Valley Bank (“Silicon”) and the borrowers named above (jointly and severally, the “Borrower”).

Silicon and Borrower hereby agree to amend the Loan and Security Agreement between them, dated September 28, 2001 (as amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”), as follows, effective as of the date hereof. (Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Loan Agreement.)

1. Waiver of Financial Covenant Defaults. Borrower has advised Silicon that Borrower has failed to comply with the Minimum Tangible Net Worth Financial Covenant set forth in Section 5 of the Schedule to Loan and Security Agreement entitled “5. FINANCIAL COVENANTS (Section 5.1)” for the compliance periods ending January 31, 2004, February 29, 2004, March 31, 2004 and December 31, 2004 (the “Covenant Defaults”). Silicon and Borrower agree that the Borrower’s Covenant Defaults are hereby waived. It is understood by the parties hereto, however, that such waiver does not constitute a waiver of any other provision or term of the Loan Agreement or any related document, nor an agreement to waive in the future this covenant or any other provision or term of the Loan Agreement or any related document.

2. Waiver of Reporting Default. Borrower has failed to provide Silicon, on or before December 31, 2004, all restated financial statements in respect of the Designated Financial Statements Restatement (the “Reporting Default”). Silicon and Borrower agree that the Borrower’s Reporting Default is hereby waived. It is understood by the parties hereto, however, that such waiver does not constitute a waiver of any other provision or term of the Loan Agreement or any related document, nor an agreement to waive in the future this covenant or any other provision or term of the Loan Agreement or any related document.

Silicon Valley Bank	Limited Waiver and Amendment

3. Modified Deadline for Providing Restated Financial Statements. Borrower covenants and agrees to deliver to Silicon, on or before March 31, 2005, all restated financial statements in inspect of the Designated Financial Statements Restatement.

4. Modified Maturity Date. Section 4 of the Schedule to Loan Agreement hereby is amended and restated in its entirety to read as follows:

4. MATURITY DATE
(Section 6.1):	March 29, 2007.

5. Modification of TNW Base Amount and TNW Capital Increase. The portion of Section 5 of the Schedule to Loan Agreement that currently reads as follows:

Minimum Tangible
Net Worth:

Borrower shall maintain a Tangible Net Worth of not less than the following:

(i)     the TNW Base Amount; plus

(ii)    the TNW Capital Increase (if any)

For purposes of this Tangible Net Worth covenant:

The term “TNW Base Amount” means, as of any date of determination, the amount set forth below corresponding to the time period set forth below:

(A) For each of the months ending January 31, 2005, April 30, 2005, July 31, 2005 and October 31, 2005: $500,000;

(B) For each of the months ending February 28, 2005, May 31, 2005, August 31, 2005 and November 30, 2005: $1.00; and

(C) For each of the months ending March 31, 2005, June 30, 2005, September 30, 2005 and December 31, 2005: $1,000,000;

Silicon Valley Bank	Limited Waiver and Amendment

(a) $-0- and (b) 50% of all consideration (if any) received from and after the date hereof for equity securities and subordinated debt of the Borrower. In no event shall the amount of the TNW Capital Increase be decreased.

6. Fee. In consideration for Silicon entering into this Amendment, Borrower shall pay Silicon a fee of $55,000 concurrently with the execution and delivery of this Amendment, which fee shall be non-refundable and in addition to all interest and other fees payable to Silicon under the Loan Documents. Silicon is authorized to charge said fee to Borrower’s loan account.

7. Representations True. Borrower represents and warrants to Silicon that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

8. General Provisions. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and Borrower, and the other written documents and agreements between Silicon and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Silicon and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

Borrower:		Silicon:

APPLIED IMAGING CORP.		SILICON VALLEY BANK

By		By
	President or Vice President	Title	Relationship Manager

By
Secretary or Assistant Secretary

Silicon Valley Bank	Limited Waiver and Amendment

Borrower:

CIRCULATING TUMOR CELLS, INC.

By
President or Vice President

By
Secretary or Assistant Secretary